UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2013

MOMENTIVE PERFORMANCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

260 Hudson River Road
Waterford, NY 12188
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 237-3330

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 1, 2013, the Audit Committee of the Board of Directors, along with senior management of Momentive Performance Materials Inc. (the “Company”) in consultation with the Company's independent registered public accountants, concluded that the condensed consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 should no longer be relied upon because of classification errors in the condensed consolidated statements of cash flows for the three months ended March 31, 2012 and April 3, 2011; the six months ended June 30, 2012 and July 3, 2011 and the nine month periods ended September 30 of 2012 and 2011, respectively. Those condensed consolidated financial statements will be restated as further discussed below.

During the 2012 year end audit, classification errors were identified by the Company's independent registered public accountants in the statement of cash flows. In response to the identification of these errors, management reevaluated the 2012 statement of cash flows, which resulted in the identification of additional items that were misclassifications. Management further expanded its procedures to each of the 2012 and 2011 quarterly statements of cash flows as well as the year end statements for 2011 and 2010. Based on the results of management's expanded procedures, it was concluded that the consolidated statements of cash flows for the three months ended March 31, 2012 and April 3, 2011; the six months ended June 30, 2012 and July 3, 2011 and the nine month periods ended September 30 of 2012 and 2011, respectively, should be restated. The tables below show the impact of correcting the financial statements for the specified periods for the following classification errors:

•	The Company included in capital expenditures, amounts that resided in trade payables. These amounts have now been properly excluded from operating and investing activities.

•
The Company corrected for the misclassification of certain currency translation adjustments within the “Effects of exchange rate changes on cash” line item. These amounts have now been properly reflected in operating activities.

•
The Company corrected the balance sheets for the specified periods for the misclassification of certain outstanding checks as “Trade payables.” The amounts have now been properly classified as a reduction to “Cash and cash equivalents.”

Condensed Consolidated Balance Sheets:	As Previously Reported	Adjustments	As Restated
As of December 31, 2011
Cash and cash equivalents	$203	$(4)	$199
Trade payables	312	(4)	308
As of March 31, 2012
Cash and cash equivalents	$122	$(4)	$118
Trade payables	316	(4)	312
As of June 30, 2012
Cash and cash equivalents	$115	$(3)	$112
Trade payables	310	(3)	307
As of September 30, 2012
Cash and cash equivalents	$110	$(6)	$104
Trade payables	296	(6)	290

Condensed Consolidated Statements of Cash Flows:	As Previously Reported	Adjustments	As Restated
Fiscal Three-Month Period Ended March 31, 2012
Net cash used in operating activities	$(55)	$7	$(48)
Net cash used in investing activities	(21)	(9)	(30)
Effect of exchange rate changes on cash	(3)	2	(1)
Cash and cash equivalents at beginning of period	203	(4)	199
Cash and cash equivalents at end of period	122	(4)	118

Fiscal Three-Month Period Ended April 3, 2011
Net cash provided by operating activities	$11	$(6)	$5
Net cash used in investing activities	(19)	(9)	(28)
Effect of exchange rate changes on cash	(11)	15	4
Cash and cash equivalents at beginning of period	254	(4)	250
Cash and cash equivalents at end of period	210	(4)	206

Condensed Consolidated Statements of Cash Flows:	As Previously Reported	Adjustments	As Restated
Fiscal Six-Month Period Ended June 30, 2012
Net cash used in operating activities	$(68)	$15	$(53)
Net cash used in investing activities	(46)	(8)	(54)
Effect of exchange rate changes on cash	4	(6)	(2)
Cash and cash equivalents at beginning of period	203	(4)	199
Cash and cash equivalents at end of period	115	(3)	112

Fiscal Six-Month Period Ended July 3, 2011
Net cash provided by operating activities	$86	$(6)	$80
Net cash used in investing activities	(46)	(9)	(55)
Effect of exchange rate changes on cash	(2)	13	11
Cash and cash equivalents at beginning of period	254	(4)	250
Cash and cash equivalents at end of period	279	(6)	273

Condensed Consolidated Statements of Cash Flows:	As Previously Reported	Adjustments	As Restated
Fiscal Nine-Month Period Ended September 30, 2012
Net cash used in operating activities	$(103)	$19	$(84)
Net cash used in investing activities	(69)	(8)	(77)
Effect of exchange rate changes on cash	14	(13)	1
Cash and cash equivalents at beginning of period	203	(4)	199
Cash and cash equivalents at end of period	110	(6)	104

Fiscal Nine-Month Period Ended September 30, 2011
Net cash provided by operating activities	$84	$(2)	$82
Net cash used in investing activities	(73)	(5)	(78)
Effect of exchange rate changes on cash	—	8	8
Cash and cash equivalents at beginning of period	254	(4)	250
Cash and cash equivalents at end of period	250	(3)	247
The Company plans to file amended Forms 10-Q/A, for the periods ending March 31, 2012, June 30, 2012 and September 30, 2012, which will be filed as soon as practical, and will include restated consolidated statements of cash flows for the three months ended March 31, 2012 and April 3, 2011; the six months ended June 30, 2012 and July 3, 2011 and the nine month periods ended September 30 of 2012 and 2011, respectively. For information on the impact of the above described errors on the annual financial statements for the years ended December 31, 2011 and 2010, see Note 1 of the Consolidated Financial Statements included in the Company's Form 10-K for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ William H. Carter
Name:	William H. Carter
Title:	Executive Vice President and Chief Financial Officer

Date: April 1, 2013